UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 17, 2013

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-170935	27-2448672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1503, 15/F, The Phoenix, 21-25 Luard Road, Wanchai, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code (852) 21521223

905 Ventura Way, Mill Valley, CA  94941
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	DEPARTURE OF DIRECTOR

Effective October 17, 2013, the following changes were made to the Company’s officers and directors:

1.      Stephen Spalding and Michael Stiege resigned all of their positions as officers and directors of the Company.

2.      Wu Ming Ding was appointed President and Director of the Company.

3.      Balakrishnan B S Muthu was appointed Treasurer, Chief Financial Officer, General Manager and director of the Company.

4.      Liang Wai Keen was appointed Secretary of the Company.

There have been no disagreements between the Company and Messrs. Spalding and Stiege known to an executive officer of the Company on any matter relating to Company’s operations, policies or practices. Messrs. Spalding and Stiege were provided a copy of the disclosures made herein no later than the date of filing on this Form 8-K,  and have been provided with the opportunity to furnish the company with a letter addressed to the Company stating whether they agree or disagree with the statements made herein. Any letter received by the Company from either Mr. Stiege or Mr. Spalding will be filed as an exhibit to this form 8-K by way of amendment within 3 business days of receipt.

Background information for each appointed officer and director follows.  Our company believes that the education, business and operational experience of the elected directors give them qualification and skills necessary to serve as directors of our company.

Mr. Wu Ming Ding (Age 57)

Sep 1979 - Sep 1983:	Major in Economics & Management, Guangdong Radio & TV University, China
Apr 2004 - Present:	Managing Director, Beijing Changxin Wanlin Technology Co., Ltd. Director, Federal Capital Investments Limited
Sep 2010 - Present:	Director, Federal Mining Resources Ltd.

Mr. Wu  played a key role in helping to secure the Chinese patent for a U.S. fuel additive product through collaboration with the Lanzhou Petrochemical Company, a subsidiary of China National Petroleum Corporation (CNPC).  Mr. Wu was also active in the business development of a mining project in Fujian province.  Mr. Wu is a Hong Kong Member of the Guangdong Zengcheng County Chinese People's Political Consultative Committee

Mr. Balakrishnan B S Muthu (Age 51)

Apr 1987 - Dec 1989:	Graduated with Diploma in Business Administration, The Association of Business Executives ABE, UK.
Dec 2007 - Present:	General Manager, Champmark Sdn. Bhd

Mr. Muthu has more than 20 years of experience in financial auditing and business strategic planning. He has been involved in preliminary alluvial mine planning and initial development of Merapoh Project since 2008. His previous experience includes working for Petroliam Nasional Berhad (Petronas) in various departments including the roles in compilation of seismic data, kiosk coordination and upstream financial auditing. He has also worked as a consultant providing financial and technical services for several oil and gas projects. He is also a Chartered Financial Planner (CFP).

Liang Wai Keen (Age 42)

Jun 1992 - Jun 1996:	Graduated with Honors Degree in Electrical Engineering, Nanyang Technological University, Singapore
Oct 2006 - Present:	Project Manager, Federal Capital Investment Ltd.

Mr. Liang started his career as a Project Officer with the Singapore Armed Forces before embarking into the private sector. At the Singapore Armed Forces, he was accountable for the timely delivery of project milestones for a S$100M defense system. He possesses project management and administrative experiences from his exposure to various industries, including corporate finance, mining and engineering fields. In his role as a project manager for Federal Capital Investment Ltd, he was involved in management, project planning and program implementation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Wu Ming Ding
Wu Ming Ding
President, and Director

Date: October 18, 2013

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